UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2023, Veradigm Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed current Chairman of the Board, P. Gregory Garrison, as Executive Chairman of the Board, and appointed current director, Dr. Shih-Yin Ho, as Interim Chief Executive Officer of the Company, each effective December 7, 2023. Mr. Garrison and Dr. Ho will both remain on the Board, and Dr. Ho will serve the Company as principal executive officer. In addition, the Company announced that Leland Westerfield will serve the Company as Interim Chief Financial Officer and will serve as the Company’s principal financial officer and principal accounting officer, effective December 7, 2023. Following Mr. Garrison’s appointment as Executive Chairman, Carol J. Zierhoffer was appointed as Lead Independent Director.

As a result of the previously disclosed, ongoing independent investigation by the Audit Committee of the Board that relates to the Company’s financial reporting, internal controls over financial reporting and disclosure controls, on December 6, 2023, Richard J. Poulton and Leah S. Jones each resigned at the request of the Board from their positions as Chief Executive Officer and Chief Financial Officer, respectively, effective immediately. Mr. Poulton also stepped down from the Board, effective December 6, 2023. Ms. Jones will continue serving the Company as a consultant for an initial period of six months.

Dr. Ho, age 53, is a seasoned digital health, software, and pharmaceutical services entrepreneur, executive, and advisor, having spent over 20 years developing products and companies in health information infrastructure, data analytics, and decision support for life sciences. Dr. Ho has served as President of Glimpse LLC (“Glimpse”), an independent software and strategy consulting firm for pharmaceutical services companies, since October 2018. During her time at Glimpse, she also served as the Chief Strategy Officer and Chief Product Officer of Aetion, Inc. (“Aetion”), a client of Glimpse and provider of real-world evidence software solutions for life science companies and payers, from March 2019 through March 2020. Dr. Ho also served as the Chief Executive Officer and Co-Founder of Last Mile Research, an organization she co-founded in July 2021 focused on changing and optimizing the way life sciences companies source talent for clinical trials, until November 2023. In addition, prior to Glimpse, Dr. Ho held leadership positions at two other organizations, Medidata Solutions, Inc. (Nasdaq: MDSO) and Pfizer Inc. (NYSE: PFE). Dr. Ho was also the Founder and Chief Executive Officer of Context Matters Inc., a global life sciences market access software company, which was later acquired by Decision Resources Group in 2017 and then later combined with Clarivate PLC (NYSE: CLVT) in 2020. Dr. Ho began her career as an emergency medicine physician before deciding to pursue opportunities in the emerging e-health industry. Dr. Ho currently serves on the board of directors of Genesis Research, a real-world evidence research company supporting the life sciences industry, and non-profit PS3til6 and as an advisor to Redesign Health. She received her B.A. from Brown University, her M.D. from Yale University School of Medicine, and her M.B.A. from Harvard Business School. Dr. Ho has served on the Board since February 2023.

Mr. Westerfield, age 54, has held multiple Chief Financial Officer roles and has scaled, funded and exited multiple software and data service-based company ventures. Drawn to healthcare data and analytics, he has served as Chief Financial Officer of Clearsense, Inc. (“Clearsense”), an enterprise healthcare data analytics platform serving health providers and payors since October 2022. Prior to Clearsense, he was the Chief Financial Officer of Dstillery, an advertising technology data analytics provider, initially as a consultant from June 2020 to August 2020, and then as an employee until April 2022, at which time he transitioned to the role of Strategic Financial Advisor from May 2022 to October 2022. Prior to that, he served as the Chief Financial Officer of Aetion from January 2019 to June 2022. He also served as the Chief Financial Officer of Uphold, Ltd. (“Uphold”), a financial technology platform as a service company operating regulated money services, from August 2016 through December 2018, and he continued to serve as Vice Chairman of the Board of Directors at Uphold until December 2019. Mr. Westerfield also held other Chief Financial Officer positions at numerous other software as a service (i.e., SaaS) companies. He began his career on Wall Street as a senior equity research analyst specializing in the internet and media and entertainment sectors. Mr. Westerfield received his B.A. from Yale University and his M.B.A. from Columbia Business School.

There are no arrangements or understandings between either of Dr. Ho or Mr. Westerfield and any other persons pursuant to which Dr. Ho or Mr. Westerfield, respectively, was selected as an executive officer, and there are no transactions in which either of Dr. Ho or Mr. Westerfield has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Dr. Ho’s appointment as Interim Chief Executive Officer, the Company entered into a Letter Agreement with Dr. Ho (the “Ho Letter Agreement”), effective as of December 7, 2023, which provides for cash compensation for her service as Interim Chief Executive Officer at an annualized rate of $1,500,000 for an initial term of six months, which may be extended on a month-to-month basis by mutual agreement. In addition, Dr. Ho is eligible pursuant to the Ho Letter Agreement to earn a cash bonus during Dr. Ho’s period of service as Interim Chief Executive Officer of up to $200,000 based on the achievement of certain milestones, to be established by the Compensation Committee of the Board in its sole, good faith discretion. Dr. Ho will not be compensated separately for service on the Board during her term of service as Interim Chief Executive Officer. The foregoing summary of the Ho Letter Agreement is qualified in its entirety by the Ho Letter Agreement, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

In connection with Mr. Westerfield’s appointment as Interim Chief Financial Officer, the Company entered into a Letter Agreement with Mr. Westerfield (the “Westerfield Letter Agreement”), effective as of December 7, 2023, which provides for cash compensation at an annualized rate of $787,500 for an initial term of six months commencing on January 1, 2024 (the “Start Date”), and such term may be extended by mutual agreement for successive three month terms. The Westerfield Letter Agreement also provides for a success fee of $200,000 based on the achievement of certain milestones, to be established by the Compensation Committee of the Board in its sole, good faith discretion. From December 7, 2023 until the Start Date, Mr. Westerfield will provide services as Interim Chief Financial Officer and will serve as the Company’s principal financial officer and principal accounting officer pursuant to a short-term consulting agreement (the “Westerfield Consulting Agreement”), which provides for Mr. Westerfield to be paid a flat consulting fee of $50,500 in respect of such services. The foregoing summary of the Westerfield Letter Agreement and the Westerfield Consulting Agreement are qualified in their entirety by the Westerfield Letter Agreement and the Westerfield Consulting Agreement, which are attached hereto as Exhibits 10.2 and 10.3 to this report, respectively, and are incorporated herein by reference.

On December 6, 2023, in connection with their respective separations from employment with the Company, each of Mr. Poulton and Ms. Jones entered into a Separation Agreement with the Company (the “Poulton Separation Agreement” and the “Jones Separation Agreement”, respectively). Ms. Jones also entered into a Consulting Agreement with the Company, effective as of December 7, 2023 (the “Jones Consulting Agreement”).

Pursuant to the terms of the Poulton Separation Agreement, Mr. Poulton is entitled to: (i) a separation payment in the amount of $1,600,000, payable in substantially equal installments over the 24-month period following his separation (with such amount based on Mr. Poulton’s existing base salary and not reflective of the $1,000,000 base salary level approved by the Compensation Committee of the Board in 2023 but not implemented), (ii) continued participation in Company health and dental benefit plans at active employee rates for up to 24 months, and (iii) accelerated vesting with respect to each Company equity award held by Mr. Poulton that is subject solely to time-based vesting conditions and that is scheduled to vest during the 2024 calendar year (including the 2021 free cash flow performance-based restricted stock units, for which the performance condition was previously achieved but which remain subject to time-based vesting until March 2024). The total number of shares of Company common stock underlying the equity awards that will vest pursuant to the Poulton Separation Agreement is 264,947 shares. All other equity awards held by Mr. Poulton will be forfeited upon his termination of employment. Prior to his separation, Mr. Poulton previously made charitable commitments of $500,000 in the aggregate to several charities that had not yet been fulfilled. Under the Poulton Separation Agreement, the Company agreed to make contributions in the Company’s name of the amounts Mr. Poulton previously had committed to those charitable organizations. Under the terms of the Poulton Separation Agreement, Mr. Poulton will not receive any payment with respect to the Company’s 2023 annual incentive program. In addition, under the terms of the Poulton Separation Agreement, Mr. Poulton released and discharged the Company and certain related parties from any and all claims based on any events or circumstances arising or occurring prior to and including December 6, 2023 to the fullest extent permitted by law, subject to certain limited exceptions. Mr. Poulton remains subject to confidentiality and non-disparagement obligations and is subject to certain post-employment covenants not to compete and not to solicit employees or business partners of the Company and its affiliates. Mr. Poulton also agreed to cooperate fully with the Company and its affiliates in the defense, prosecution or conduct of any claims or investigations relating to events or occurrences that transpired while Mr. Poulton was employed by the Company.

Pursuant to the terms of the Jones Separation Agreement, Ms. Jones is entitled to the following severance benefits: (i) base salary continuation for six months (i.e., a total amount of $200,000), (ii) continued participation in Company health and dental benefit plans at active employee rates for 12 months, and (iii) certain outplacement services. Under the terms of the Jones Separation Agreement, Ms. Jones will not receive any payment with respect to the Company’s 2023 annual incentive program. The Jones Separation Agreement also contains a release and a cooperation covenant substantially similar to such provisions in the Poulton Separation Agreement. Ms. Jones also remains subject to various restrictive covenants, including pursuant to the terms of her equity award agreements.

Pursuant to the Jones Consulting Agreement, Ms. Jones will provide business development-related services to the Company for an initial period of six months, subject to an additional six-month extension period. Under the Jones Consulting Agreement, Ms. Jones will receive a weekly consulting fee of $10,000 and a $100,000 success fee payable upon completion of the initial term. Furthermore, in accordance with the terms of the Company’s equity incentive plan, Ms. Jones will be eligible for continued vesting of her outstanding equity awards based on her continued service as a consultant.

The foregoing summaries of the Poulton Separation Agreement, the Jones Separation Agreement and the Jones Consulting Agreement are qualified in their entirety by the Poulton Separation Agreement, the Jones Separation Agreement and the Jones Consulting Agreement, which are attached hereto as Exhibits 10.4, 10.5 and 10.6 to this report, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 7, 2023, in connection with, and immediately prior to, the effectiveness of the appointment of Mr. Garrison as Executive Chair, the Company amended the By-Laws of the Company, as amended and restated on August 18, 2015, and as further amended on January 1, 2023 (the “Second Amendment”), to provide that the Board may appoint a Chairman who may or may not be an independent director of the Company.

The foregoing summary of the Second Amendment is qualified in its entirety by the text of the Second Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 8, 2023, the Company issued a press release announcing its leadership changes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Second Amendment to By-Laws of Veradigm Inc., as amended and restated on August 18, 2015, and as further amended on January 1, 2023

10.1	Offer Letter Agreement, effective as of December 7, 2023, between Veradigm Inc. and Shih-Yin Ho

10.2	Offer Letter Agreement, effective as of December 7, 2023, between Veradigm Inc. and Leland Westerfield

10.3	Consulting Agreement, effective as of December 7, 2023, between Veradigm Inc. and Leland Westerfield, sole and managing member of Wilcox Capital LLC

10.4	Separation Agreement, dated as of December 6, 2023, between Veradigm Inc. and Richard J. Poulton

10.5	Separation Agreement, dated as of December 6, 2023, between Veradigm Inc. and Leah S. Jones

10.6	Consulting Agreement, effective as of December 7, 2023, between Veradigm Inc. and Leah S. Jones

99.1	Press release issued by Veradigm Inc. on December 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: December 8, 2023	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel and Corporate Secretary